UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

HOOKIPA PHARMA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

This Schedule 14A relates to communications made prior to furnishing stockholders of HOOKIPA Pharma Inc. (the "Company") with a definitive proxy statement related to stockholder approval of the sale of certain assets of the Company and its wholly owned subsidiary Hookipa Biotech GmbH ("Hookipa Biotech") to Gilead Sciences, Inc. ("Gilead"), pursuant to an Asset Purchase Agreement, dated May 21, 2025, between the Company, Hookipa Biotech and Gilead, and the proposed dissolution of the Company. On June 4, 2025, Malte Peters, Chief Executive Officer and Director of the Company held a town hall meeting for the Company's employees. The script from the meeting, which was also made available to employees on an internal Company website after the meeting, follows.

Employee Town Hall Script

Dr. Malte Peters:

Thanks everybody for attending this meeting today. I know you have a lot of questions and I’m going to do my best to answer them today but I won’t be taking any questions at the end because the transaction is still pending and there are rules about what I can say so I will keep this brief. I will follow up with additional information as it becomes available.

As you know, we decided not to move forward with a transaction with Poolbeg. After exploring strategic alternatives, we determined that a transaction with Gilead, our existing collaboration partner, was the best path forward. We signed an agreement with Gilead to sell Gilead our assets related to our HB-400 program and HB-500 program for up to $10 million. Gilead is not acquiring the equity of HOOKIPA, so following the consummation of the transaction, HOOKIPA will remain in existence as separate entity owned by its stockholders and not Gilead.

The transaction is not completed or “closed” until certain customary conditions are satisfied, including the receipt of Austrian regulatory approval. The transaction is currently expected to close in the third or fourth quarter of 2025 and we will update you when we have more information. Until that happens, HOOKIPA will continue to own the HB-400 and HB-500 assets and we will continue operating our business.

We know many of you will have questions about what this transaction means for you and our goal is to provide you with answers, where and when possible. Of course, the signing of the transaction is just the first step and, importantly, if there are updates or other news to share, you will hear from me. For now, it’s business as usual until the transaction closes and it is critical that we stay focused on our day-to-day responsibilities, including to try to fulfill the obligations under the asset purchase agreement with Gilead. We understand you will have questions about the future during this acquisition process. For now, all employees remain employed and no changes to the organizational structure have been implemented. We are committed to being as transparent as possible and sharing information as soon as decisions are made. In the meantime, for questions related to employment and the duration/terms of your employment contracts, please feel free to discuss with your respective Executive Team Member.

Subject to the approval of the HOOKIPA stockholders, following the consummation of the asset sale, we intend to dissolve and distribute any remaining cash to our stockholders. Neither the amount nor the timing of such distributions can be determined at this time because there are many factors, some of which are outside of HOOKIPA’s control, that could affect HOOKIPA’s ability to make such distributions. It is possible that there will be no cash left to distribute to our stockholders after satisfying all of our liabilities.

If the potential transaction with Gilead does not occur, then management and the Board will assess next steps for HOOKIPA.

We realize that you may have many other questions over the coming months. We plan to communicate more information when it becomes available and provide answers to questions after decisions are made. Please note that we plan to file a proxy statement in the coming weeks that will contain further information regarding the asset sale and dissolution.

Thank you all for your time today and your commitment to HOOKIPA. I greatly appreciate all of your contributions to the Company. We are confident that the HB-400 and HB-500 assets will be in the good hands of Gilead and that the asset sale was the best transaction for HOOKIPA and our stockholders.

Thank you very much.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which include, but are not limited to, statements regarding or implying the expectations and intentions of HOOKIPA Pharma Inc. (the “Company”) regarding the completion or effects of the Asset sale of certain assets of the Company and its wholly owned subsidiary Hookipa Biotech GmbH (“Hookipa Gmbh”) to Gilead Sciences, Inc. (“Gilead”) pursuant to an Asset Purchase Agreement, dated as of May 21, 2025, between the Company, Hookipa Gmbh and Gilead (the “Asset Purchase Agreement”) and the dissolution of the Company (the “Dissolution”), its intention to file a proxy statement for the Special Meeting to approve the Asset Sale and the Dissolution (the “Proxy Statement”), including the recommendation of the board of directors of the Company (the “Board”) that the Asset Purchase Agreement and the Dissolution be adopted by the Company’s stockholders, its expectation of filing a Certificate of Dissolution, adopting a Plan of Distribution and making distributions to stockholders and the timing thereof, and other statements that do not relate solely to historical or current facts. In some cases, these statements include words like: “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the parties to consummate the Asset Sale, satisfaction of closing conditions precedent to the consummation of the Asset Sale, potential delays in consummating the Asset Sale, completion of the phases of the transfer plan and receipt of the Transfer Completion Payments, the ability of the Company to timely prepare and file the Proxy Statement for the Special Meeting, the potential that the Company’s stockholders do not approve the Asset Sale or the Dissolution, the execution costs to the Company of the Asset Sale and the Plan of Distribution, the impact of these costs and other liabilities on the Company’s cash, property and other assets, the amount and timing of any liquidating distribution, the extent of contingency reserves for costs and liabilities and the expectation that the Employment Agreement Amendment will become effective. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in the Company’s most recent filings with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov.

The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the Asset Sale and Dissolution. The Company intends to file the Proxy Statement, including any amendments or supplements thereto, with the SEC with respect to the Special Meeting to be held in connection with the Asset Sale and the Dissolution. Promptly after filing the definitive Proxy Statement with the SEC, the Company will mail the definitive Proxy Statement and a proxy card to each stockholder entitled to vote at the Special Meeting to consider the Asset Sale and the Dissolution. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC IN CONNECTION WITH THE ASSET SALE AND THE DISSOLUTION, INCLUDING ANY DOCUMENT INCORPORATED BY REFERENCE THEREIN, CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PARTIES TO THE ASSET PURCHASE AGREEMENT, THE ASSET SALE, THE DISSOLUTION AND RELATED MATTERS. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Proxy Statement, if and when filed, any amendments or supplements thereto, and any other relevant documents filed by the Company with the SEC in connection with the Asset Sale and the Dissolution at the SEC’s website (http://www.sec.gov). Copies of the definitive Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by the Company with the SEC in connection with the Asset Sale and the Dissolution will also be available, free of charge, on the Company’s website at www.hookipapharma.com. The Company’s stockholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant documents (when available) by directing a written request to HOOKIPA Pharma Inc., Attn: Corporate Secretary, 350 Fifth Avenue, 72nd Floor, Suite 7240, New York, NY 10118, USA.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed “participants” in any solicitation of proxies from the Company’s stockholders with respect to the Asset Sale and the Dissolution. Information regarding the identity of the Company’s directors and executive officers, and their direct and indirect interests, by security holdings or otherwise, in the Company’s securities is contained in Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2024, filed with the SEC on April 30, 2025. Information regarding subsequent changes to the holdings of the Company’s securities by the Company’s directors and executive officers can be found in filings on Forms 3, 4, and 5, which are available on the Company’s website at www.hookipapharma.com or through the SEC’s website at www.sec.gov. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy statement relating to the Asset Sale and the Dissolution if and when it is filed with the SEC. The Proxy statement, if and when filed, as well as the Company’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at the Company’s website at www.hookipapharma.com.